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                                                                    Exhibit 99.1

Information

                      LOCKHEED MARTIN CORPORATION ANNOUNCES
                       OFFERING OF CONVERTIBLE DEBENTURES

     BETHESDA, Md., August 6, 2003 -- Lockheed Martin Corporation (NYSE: LMT) announced today that it intends to offer up to $850 million of floating rate convertible debentures through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.

     The debentures are expected to have a term of 30 years and would be convertible into shares of Lockheed Martin common stock if certain conditions are met (and the company elects not to settle such conversion with cash), at a price to be determined by negotiations between Lockheed Martin and the initial purchasers of the debentures. The terms of the offering are expected to include an option exercisable by the initial purchasers to purchase up to an additional $150 million in aggregate principal amount of debentures.

     This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. The offering is being made within the United States only to qualified institutional buyers. The debentures being offered have not been registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

     Headquartered in Bethesda, Md., Lockheed Martin employs about 125,000 people worldwide and is principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are considered forward-looking statements within the meaning of the federal securities laws. These statements are subject to risks, uncertainties and other factors, many of which are beyond the Corporation's control, which could cause the Corporation's actual performance to be materially different from those expressed or implied by the statements. The Corporation expressly disclaims a duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this press release to reflect the occurrence of subsequent events, changed circumstances or changes in the Corporation's expectations.

In addition to the factors set forth in the Corporation's 2002 Form 10-K and first quarter 2003 Form 10-Q filed with the Securities and Exchange Commission (www.sec.gov), the following factors could affect the Corporation's forward-looking statements: the ability to obtain or the timing of obtaining future government awards; the availability of government funding and

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customer requirements both domestically and internationally; changes in government or customer priorities due to program reviews or revisions to strategic objectives (including changes in priorities in response to terrorist threats or to improve homeland security); difficulties in developing and producing operationally advanced technology systems; the level of returns on pension and retirement plan assets; charges from any future SFAS 142 review; the competitive environment; economic business and political conditions domestically and internationally; program performance; the timing and customer acceptance of product deliveries; performance issues with key suppliers and subcontractors; the Corporation's ability to achieve or realize savings for its customers or itself through its global cost-cutting program and other financial management programs; and the outcome of contingencies (including completion of any acquisitions and divestitures, litigation and environmental remediation efforts). These are only some of the numerous factors that may affect the forward-looking statements contained in this press release.

                                      # # #

Investor
Contact:  James Ryan, (301) 897-6584, james.r.ryan@lmco.com
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          Randa Middleton, 301-897-6455; e-mail, randa.c.middleton@lmco.com
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Media
Contact:  Meghan Mariman, 301-897-6195; email, meghan.mariman@lmco.com
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        For additional information on Lockheed Martin Corporation, visit:
                          http://www.lockheedmartin.com
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